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                                                                   EXHIBIT 10.23










                        CENCOM CABLE ENTERTAINMENT, INC.


                              FINANCIAL STATEMENTS


          AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                        CENCOM CABLE ENTERTAINMENT, INC.


                                 BALANCE SHEETS



                                                                                         March 31        December 31,
                                                                                           1998              1997
                                                                                       ------------      ------------
                                                                                        (Unaudited)
                                     ASSETS
INVESTMENT IN UNCONSOLIDATED LIMITED PARTNERSHIP                                       $104,693,830     $108,478,907
                                                                                       ------------     ------------
                                                                                       $104,693,830     $108,478,907
                                                                                       ============     ============

               LIABILITIES AND SHAREHOLDER'S INVESTMENT (DEFICIT)

NOTES PAYABLE                                                                          $ 82,000,000     $ 82,000,000

ACCRUED INTEREST ON NOTES PAYABLE                                                        40,784,293       36,919,412

DEFERRED INCOME TAXES                                                                    55,500,000       55,500,000


SHAREHOLDER'S INVESTMENT (DEFICIT):
   Common stock, $1 par value, 300,000 shares authorized; 245,973 shares issued
     and outstanding                                                                        245,973          245,973
   Additional paid-in capital                                                            21,954,139       21,954,139
   Accumulated deficit                                                                  (95,790,575)     (88,140,617)
                                                                                       ------------     ------------
           Total shareholder's investment (deficit)                                     (73,590,463)     (65,940,505)
                                                                                       ------------     ------------
                                                                                       $104,693,830     $108,478,907
                                                                                       ============     ============







      The accompanying notes are an integral part of these balance sheets.


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



                        CENCOM CABLE ENTERTAINMENT, INC.


                            STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                   (Unaudited)



                                                                                            1998            1997
                                                                                            ----            ----
EQUITY IN LOSS OF UNCONSOLIDATED LIMITED PARTNERSHIP                                    $(3,785,077)    $(2,906,593)

INTEREST EXPENSE                                                                         (3,864,881)     (3,407,508)
                                                                                        -----------     -----------
           Net loss                                                                     $(7,649,958)    $(6,314,101)
                                                                                        ===========     ===========












        The accompanying notes are an integral part of these statements.


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



                        CENCOM CABLE ENTERTAINMENT, INC.


                 STATEMENT OF SHAREHOLDER'S INVESTMENT (DEFICIT)

                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   (Unaudited)



                                                                      Additional
                                                         Common         Paid-In          Accumulated
                                                         Stock          Capital            Deficit            Total
                                                         -----          -------            -------            -----
BALANCE, December 31, 1997                              $245,973      $21,954,139      $(88,140,617)     $(65,940,505)

   Net loss                                                   --               --        (7,649,958)       (7,649,958)
                                                        --------      -----------      ------------      ------------
BALANCE, March 31, 1998                                 $245,973      $21,954,139      $(95,790,575)     $(73,590,463)
                                                        ========      ===========      ============      ============













        The accompanying notes are an integral part of these statements.



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



                        CENCOM CABLE ENTERTAINMENT, INC.


                            STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                   (Unaudited)




                                                                                             1998            1997
                                                                                             ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                              $(7,649,958)    $(6,314,101)
   Adjustments to reconcile net loss to net cash provided by operating activities-

     Equity in loss of unconsolidated limited partnerships                                 3,785,077       2,906,593
     Changes in assets and liabilities-
       Accrued interest on note payable                                                    3,864,881       3,407,508
                                                                                         -----------     -----------
           Net cash provided by operating activities                                              --              --
                                                                                         -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:                                                             --              --
                                                                                         -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:                                                             --              --
                                                                                         -----------     -----------
CASH, beginning and end of period                                                        $        --     $        --
                                                                                         ===========     ===========

CASH PAID FOR INTEREST                                                                   $               $
                                                                                                  --              --
                                                                                         ===========     ===========

CASH PAID FOR TAXES                                                                      $        --     $        --
                                                                                         ===========     ===========








        The accompanying notes are an integral part of these statements.


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


                        CENCOM CABLE ENTERTAINMENT, INC.


                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)


1.  ORGANIZATION AND BASIS OF PRESENTATION:

Cencom Cable Entertainment, Inc. (CCE), a Delaware corporation, is a wholly owned subsidiary of CCA Acquisition Corp. (CAC). CAC is a wholly owned subsidiary of CCA Holdings Corp. (CCA Holdings). CCA Holdings is owned approximately 85% by Kelso Investment Associated V, L.P., an investment fund, together with an affiliate (collectively referred to as "Kelso" herein) and certain other individuals, and approximately 15% by Charter Communications, Inc. ("Charter"), manager of Charter Communications Entertainment I, L.P.'s (CCE-I) and Charter Communications Entertainment II, L.P.'s (CCE-II) cable television systems.

In January 1995, CAC completed certain acquisitions, including stock and asset acquisitions of CCE and cable television systems located in Connecticut from Crown Media, Inc., a subsidiary of Hallmark Cards, Incorporated (the "Crown Transaction"). CCE's assets were comprised primarily of cable television systems serving communities in St. Louis County, Missouri (the "Missouri System"). On September 29, 1995, CAC and CCT Holdings Corp. (CCT Holdings), an entity affiliated with CCA Holdings by common ownership, entered into an Asset Exchange Agreement whereby CAC exchanged a 1% undivided interest in all of its assets (including CCE's assets) for a 1.22% undivided interest in certain assets to be acquired by CCT Holdings from an affiliate of Gaylord Entertainment Company, Inc. (Gaylord). In September 1995, CCT Holdings acquired certain cable television systems from Gaylord. Upon execution of the Asset Purchase Agreement, CAC and CCT Holdings entered into a series of agreements to contribute their assets to Charter Communications Entertainment, L.P. (CCE, L.P.). CCE, L.P. immediately contributed the assets acquired under the Crown Transaction to CCE-I and certain assets acquired in the Gaylord acquisition to CCE-II.

The series of transactions representing the contribution of assets to CCE-I acquired under the Crown Transaction is a reorganization of entities under common control and has been accounted for in a manner similar to a pooling of interests. Accordingly, CCE-I's financial statements reflect the activity of these systems for the entire year.

As a result of these transactions, CCE owns a 33% limited partnership interest in CCE, L.P., CAC owns a 21% limited partnership in CCE, L.P. and CCT Holdings owns a 44% limited partnership interest in CCE, L.P. In addition, CAC and CCT Holdings each own a 1% general partnership interest in CCE, L.P.

The accompanying unaudited financial statements of CCE have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.


2.  RESPONSIBILITY FOR INTERIM FINANCIAL STATEMENTS:

The financial statements are unaudited; however, in the opinion of management, such statements include all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. These financial statements should be read in conjunction with the financial statements and notes thereto as of and for the year ended December 31, 1997. Interim results are not necessarily indicative of results for a full year.


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


3.  LITIGATION:

CCE-I is a named defendant in a purported class action lawsuit (the "Action") filed in October 1995 on behalf of the Cencom Cable Income Partners, L.P. (CCIP) limited partners. The Action named as defendants the general partner of CCIP, the purchasers of all the systems previously owned by CCIP (which includes CCE-I and certain other entities managed by Charter), Charter and certain individuals, including the directors and executive officers of the general partner of CCIP. On February 15, 1996, all of the plaintiff's claims for injunctive relief were dismissed (including that which sought to prevent the consummation of the CCIP Acquisition); the plaintiff's claims for money damages which may have resulted from the CCIP Acquisition remain pending. Based upon, among other things, the advice of counsel, each of the defendants in the Action believe the Action to be without merit and is contesting it vigorously. In October 1996, the plaintiff filed a Consolidated Amended Class Action Complaint (the "Amended Complaint"). The general partner of CCIP believed that portions of the Amended Complaint are legally inadequate and in January 1997, filed a dispositive motion as to all remaining claims in the Action. In October 1997, the court granted in part, and denied in part, defendants motion for summary judgment, the effect of which narrowed the remaining issues significantly. The plaintiffs filed a motion to alter or amend the court order. There can be no assurance, however, that the plaintiff will not be awarded damages in connection with the Action, some or all of which may be payable by CCE-I.


CCE is a named defendant in two actions involving Cencom Cable Income Partners II, L.P. (CCIP II), a public limited partnership. In April 1997, a petition was filed, and two amended petitions subsequently filed, by plaintiffs who are limited partners of CCIP II against Cencom Properties II, Inc., the general partner of CCIP II, Cencom Partners, Inc., the general partner of Cencom Partners, L.P. (CPLP), an entity in which CCIP II invested, certain named brokerage firms involved in the original sale of the limited partnership units and CCE. CCE provided management services to both CCIP II and CPLP and also owned all of the stock of the general partners of each of these partnerships prior to mid-1994. The plaintiffs allege that the defendants breached fiduciary duties and the terms of the CCIP II partnership agreement in connection with the investment in CPLP, the management of certain CCIP II assets and the sale of certain CCIP II assets. By an agreement between the parties, the brokerage defendants and fraud allegations were dismissed without prejudice. The plaintiffs seek recovery of the consideration paid for their partnership units, restitution of all profits received by the defendants in connection with the CCIP II transaction and punitive damages. In June 1997, a purported class action was filed on behalf of the partners of CCIP II against Cencom Properties II, CCE, Charter, certain other entities managed by Charter and certain individuals, including officers of Charter or Cencom Properties II. The plaintiffs allege that the defendants breached fiduciary duties and the terms of the CCIP II partnership agreement in connection with the investment in CPLP, the management of certain CCIP II assets and the sale of certain CCIP II assets. In November 1997, the plaintiffs amended their complaint to restate their allegations as a shareholders' derivative claim. The damages claimed by the plaintiffs are as yet unspecified. CCE believes that it has meritorious defenses in both actions and intends to defend the actions vigorously. CCE is not able at this stage to project the expenses which will be associated with the actions or to predict any potential outcome or financial impact.


In October 1997, a purported class action was filed under the name Gerald Ortbals v. Charter Communications, on behalf of all persons residing in Missouri who are or were residential subscribers of CCE-I cable television service, and who have been charged a processing fee for delinquent payment of their cable bill. The action challenges the legality of CCE-I's processing fee and seeks declaratory judgment, injunctive relief and unspecified damages. CCE-I believes the lawsuit to be without merit and intends to defend the action vigorously. CCE-I is not able, at this early stage, to project the expenses which will be associated with this action or to predict any potential outcome or financial impact.


The Company is also a party to lawsuits which are generally incidental to its business. In the opinion of management, after consulting with legal counsel, the outcome of these lawsuits will not have a material adverse effect on the Company's consolidated financial position or results of operations.



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